Exhibit (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated November 6, 2008, relating to the financial statements and financial highlights, which appear in the September 30, 2008 Annual Report to Shareholders of the Marsico Investment Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Statements," "Independent Registered Public Accounting Firm," and "Financial Highlights" in such Registration Statement.


PricewaterhouseCoopers LLP
Denver, CO
January 28, 2009